Investor Presentation Fourth Quarter 2020 January 26, 2021 Ronald J. Nicolas, Jr. Sr. EVP & Chief Financial Officer rnicolas@ppbi.com 949-864-8000 Steve Gardner Chairman, President & Chief Executive Officer sgardner@ppbi.com 949-864-8000

2© 2021 Pacific Premier Bancorp, Inc. | All rights reserved FORWARD LOOKING STATEMENTS AND WHERE TO FIND MORE INFORMATION Forward Looking Statements This investor presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Pacific Premier Bancorp, Inc. (“PPBI” or the “Company”), including its wholly-owned subsidiary Pacific Premier Bank (“Pacific Premier” or the “Bank”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on PPBI’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, stockholder value creation, tax rates and acquisitions we have made or may make. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect PPBI’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. The COVID-19 pandemic is adversely affecting us, our customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions, including further increases in unemployment rates, or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility, which could result in impairment to our goodwill in future periods. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways, including the potential adverse impact of loan modifications and payment deferrals implemented consistent with recent regulatory guidance. Other risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market and monetary fluctuations; the effect of acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the impact of changes in financial services policies, laws and regulations, including those concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies; the effectiveness of our risk management framework and quantitative models; changes in the level of our nonperforming assets and charge-offs; uncertainty regarding the future of LIBOR and potential alternative reference rates, including SOFR; the effect of changes in accounting policies and practices or accounting standards, as may be adopted from time-to-time by bank regulatory agencies, the U.S. Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters, including ASU 2016-13 (Topic 326), “Measurement of Credit Losses on Financial Instruments,” commonly referenced as the CECL model, which has changed how we estimate credit losses and may further increase the required level of our allowance for credit losses in future periods; possible credit related impairments of securities held by us; possible impairment charges to goodwill; the impact of current governmental efforts to restructure the U.S. financial regulatory system, including any amendments to the Dodd-Frank Wall Street Reform and Consumer Protection Act; changes in consumer spending, borrowing and savings habits; the effects of our lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; our ability to attract deposits and other sources of liquidity; the possibility that we may reduce or discontinue the payments of dividends on our common stock; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad; public health crises and pandemics, including the COVID-19 pandemic, and their effects on the economic and business environments in which we operate, including on our credit quality and business operations, as well as the impact on general economic and financial market conditions; cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national or global level; unanticipated regulatory or legal proceedings; and our ability to manage the risks involved in the foregoing. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2020, and other filings filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made. Non-U.S. GAAP Financial Measures This presentation contains non-U.S. GAAP financial measures. For purposes of Regulation G promulgated by the SEC, a non-U.S. GAAP financial measure is a numerical measure of the registrant’s historical or future financial performance, financial position or cash flows that excludes amounts or is subject to adjustments that have the effect of excluding amounts that are included in the most directly comparable measure calculated and presented in accordance with U.S. GAAP in the statement of income, statement of financial condition or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented in this regard. U.S. GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, PPBI has provided reconciliations within this presentation, as necessary, of the non-U.S GAAP financial measures to the most directly comparable U.S. GAAP financial measures. For more details on PPBI’s non-U.S. GAAP measures, refer to the Appendix in this presentation.

3© 2021 Pacific Premier Bancorp, Inc. | All rights reserved PRESENTATION CONTENTS Company Overview – Fourth Quarter Results 4 Financial Highlights 12 Loan Portfolio and Credit Quality 19 Culture and Governance 25 Appendix Material 32

PPBI Company Overview

PACIFIC PREMIER BANCORP, INC.

Premier commercial bank in key metropolitan areas throughout the Western U.S.

Corporate Overview

Headquarters	Irvine, CA
Exchange/Listing	Nasdaq: PPBI
Market Capitalization(1)	$3.3 Billion
Average Daily Volume(2)	461,240 Shares
Common Shares Outstanding(3)	94,483,136
Dividend Yield(1)	3.4%
# of Research Analysts	6 Analysts
Client Focus	Small & Middle-Market Businesses
Branch Network	65 Full Service Branch Locations

Financial Highlights

Balance Sheet and Capital Ratios(3)		Profitability and Credit Quality(3)	
Assets	$19.74 billion	**ROAA**	1.34%
Loans HFI	$13.24 billion	**PPNR ROAA(4)(5)**	1.92%
TCE / TA(5)	9.40%	**Efficiency Ratio(5)**	48.5%
Tier 1 Capital Ratio	12.04%	**NPA / Assets**	0.15%
Total RBC Ratio	16.31%	**ACL / Loans**	2.02%

BRANCH FOOTPRINT

Pacific Northwest

Seattle MSA (10)
Portland MSA (2)
Other Washington (1)

Nevada

Las Vegas (1)

Central Coast California

San Luis Obispo (9)
Santa Barbara (2)

Southern California

Los Angeles-Orange (22)
San Diego (6)
Riverside-San Bernardino (9)

Arizona

Phoenix (1)
Tucson (2)


11
2
1
11
37
3

Note: All dollars in millions
1. Market data as of January 25, 2021
2. 3-month average as of January 25, 2021
3. As of December 31, 2020 or for the three months ended December 31, 2020
4. Pre-provision net revenue excludes merger-related expenses
5. Please refer to non-U.S. GAAP reconciliation in the appendix

© 2021 Pacific Premier Bancorp, Inc. | All rights reserved

5

6© 2021 Pacific Premier Bancorp, Inc. | All rights reserved Q4 2020 RESULTS 1. Please refer to non-U.S. GAAP reconciliation in the appendix 2. Noninterest expense, excluding merger-related expense 3. Including fair value net discount on acquired loans 4. Share repurchase program announced on January 12, 2021; based on shares outstanding as of December 31, 2020 Earnings • Net income of $67.1 million, or $0.71 per diluted share • ROAA of 1.34% and ROATCE of 16.32%(1) • Pre-provision net revenue (“PPNR”) of $96.5 million and PPNR ROAA of 1.92%(1) • Net interest margin of 3.61%; core net interest margin of 3.32%(1) • Efficiency ratio of 48.5%(1) and noninterest expense of $94.9 million(2) Loans • Loan portfolio of $13.2 billion, a decrease of 1.6% from the prior quarter • Loan / deposit ratio of 81.6%, compared to 82.4% in Q3 2020 • Higher loan production of $911.3 million during Q4 2020 Deposits • Deposits of $16.2 billion, a decrease of 0.7% from the prior quarter • Non-maturity deposits of 90% and noninterest-bearing checking of 37% of total deposits • Average cost of deposits decreased to 0.14% from 0.20% in Q3 2020 Capital • Tangible common equity to tangible assets of 9.40% and total risk-based capital ratio of 16.31%(1) • Tangible book value per share increased $0.64 to $18.65(1) • Declared quarterly dividend of $0.30 per share, a 7% increase compared to the prior quarter • Announced a new stock repurchase program for up to 4.725 million shares, or ~5% of shares outstanding(4) Asset Quality • Delinquent loans decreased to 0.10% of total loans • Nonperforming assets were 0.15% of total assets • Net charge-offs of $6.4 million, or 0.05% of average loans • COVID-19 temporary loan modifications represent 0.6% of total loans • ACL of $268.0 million, or 2.02% of loans; loss absorption capacity equals 2.86% of loans(3)

7© 2021 Pacific Premier Bancorp, Inc. | All rights reserved PEER COMPARISON PPNR ROAA(2)(3) Pacific Premier has consistently outperformed Western bank peers(1) Net Interest Margin Efficiency Ratio(3) Nonperforming Assets to Total Assets 1. Peer group consists of Western region banks and thrifts with total assets between $5 billion and $50 billion as of September 30, 2020 2. Pre-provision net revenue exclusive of merger-related expenses 3. Please refer to the non-U.S. GAAP information in the appendix 0.04% 0.04% 0.08% 0.18% 0.17% 0.14% 0.15% 0.43% 0.36% 0.36% 0.39% 0.43% 0.38% 2017Y 2018Y 2019Y 2020Q1 2020Q2 2020Q3 2020Q4 PPBI Peer Median 1.78% 1.76% 1.88% 2.03% 1.60% 1.92% 1.92% 1.64% 1.68% 1.69% 1.50% 1.65% 1.61% 2017Y 2018Y 2019Y 2020Q1 2020Q2 2020Q3 2020Q4 PPBI Peer Median 4.43% 4.44% 4.33% 4.24% 3.79% 3.54% 3.61% 3.80% 3.95% 3.95% 3.67% 3.35% 3.28% 2017Y 2018Y 2019Y 2020Q1 2020Q2 2020Q3 2020Q4 PPBI Peer Median 51.0% 51.7% 50.8% 52.6% 52.9% 47.4% 48.5% 55.3% 56.0% 56.9% 57.4% 54.5% 55.1% 2017Y 2018Y 2019Y 2020Q1 2020Q2 2020Q3 2020Q4 PPBI Peer Median

8© 2021 Pacific Premier Bancorp, Inc. | All rights reserved DISCIPLINED ACQUIRER Note: All dollars in millions Acquisition Timeline $1,714 $2,038 $2,790 $4,036 $8,025 $11,487 $11,776 $11,976 $20,517 $19,844 $19,737 $- $5,000 $10,000 $15,000 $20,000 $25,000 2013 2014 2015 2016 2017 2018 2019 1Q'20 2Q'20 3Q'20 Q4'20 Non-Acquired Acquired Total Assets January 2015 Independence Bank ($422MM assets) January 2014 Infinity Franchise Holdings ($80MM assets), a specialty finance company January 2016 Security California Bancorp ($715MM assets) April 2017 and November 2017 Heritage Oaks Bancorp ($2.0B assets) and Plaza Bancorp ($1.3B assets) July 2018 Grandpoint Capital, Inc. ($3.2B assets) March 2013 and June 2013 First Associations Bank ($424MM assets) and San Diego Trust Bank ($211MM assets) April 2012 Palm Desert National Bank ($103MM assets) in FDIC-assisted deal February 2011 Canyon National Bank ($192MM assets) in FDIC- assisted deal PPBI acquisitions have strengthened and enhanced franchise value • Acquisitions are fully integrated into Pacific Premier with a “one bank, one culture” approach • Total Assets have grown 42% compounded annually since 2013 June 2020 Opus Bank ($8.3B assets)

9© 2021 Pacific Premier Bancorp, Inc. | All rights reserved $7 .8 3 $8 .1 9 $ 9. 65 $9 .0 8 $1 0. 12 $1 1. 17 $1 2. 51 $1 5. 25 $ 16 .9 7 $1 7. 56 $1 7. 92 $1 8. 41 $1 8. 84 $1 8. 60 $1 7. 58 $1 8. 01 $1 8. 65 $0 .2 2 $0 .4 4 $0 .6 6 $0 .8 8 $1 .1 3 $1 .3 8 $1 .6 3 $1 .9 1 TBVPS Cumulative Dividends SHAREHOLDER FOCUSED Consolidated PPBI Pacific Premier Bank Tangible Common Equity Ratio(2) 9.40% 9.01% 10.30% Leverage Ratio 9.47% 9.09% 10.54% Common Equity Tier 1 Ratio (CET1) 12.04% 11.79% 11.35% Tier 1 Ratio 12.04% 11.79% 11.42% Total Risk Based Capital Ratio 16.31% 16.11% 13.81% Leverage Ratio 10.89% 10.33% 12.39% Common Equity Tier 1 Ratio (CET1) 13.84% 13.40% 13.43% Tier 1 Ratio 13.84% 13.40% 13.43% Total Risk Based Capital Ratio 15.89% 15.48% 13.83% Q4 2020 Q3 2020 Q4 2019 • Dividend increased 7% from prior quarter to $0.30 share, optimizing capital management • Board approved repurchase program for up to 4.725 million shares, or 5% of shares outstanding(1) 1. Based upon 94,483,136 shares outstanding as of December 31, 2020 2. Please refer to non-U.S. GAAP reconciliation in appendix Growth in Tangible Book Value per Share (2)

10© 2021 Pacific Premier Bancorp, Inc. | All rights reserved INNOVATION LEADER Leveraging technology to better serve our clients and operate more efficiently Current and Planned Technology Offerings Salesforce® Integration • Integration of Salesforce® – a leading relationship management platform – licensed and implemented in 2012 • Fully leveraged across the enterprise • Continually enhancing, customizing and leveraging Salesforce® throughout the Bank to expand client relationships, develop new business, data aggregation, and management reporting  Pacific Premier API - Money Movement  Modernized Digital Online Banking  Zelle® P2P Payments  Integrated Payables Solutions  Same Day ACH Support  Direct Biller / Invoice Presentment  Enhanced Mobile with Debit Card Controls  Modernized Remote Deposit Capture  Expanded Secure File Transmissions Platform  Voice Recognition Biometric Authentication Note: Zelle and Salesforce are registered trademarks of Early Warning Services LLC and Salesforce.com, Inc.

11© 2021 Pacific Premier Bancorp, Inc. | All rights reserved PREMIER API BANKING Open API banking creates new opportunities to engage with clients, industry partners and FinTech companies alike Modernize the client’s access to secure funds movement and data analytics • Access to real-time account information, secure funds movement and data analytics • Manual, repetitive banking tasks are automated securely • Designed to address traditional pain points associated with cash movement and treasury management services • We can take our automated solutions directly into the client’s environment 33,000+ Active Accounts $3.5 Billion Deposits 89,000+ Daily API Transactions 19 Partners

PPBI Q4 2020 Financial Highlights

13© 2021 Pacific Premier Bancorp, Inc. | All rights reserved $67.3 $87.0 $120.7 $172.7 $278.6 $423.7 $482.5 $494.6 $548.8 $773.2 $765.6 64.7% 61.3% 55.9% 53.6% 51.0% 51.6% 50.8% 52.6% 52.9% 47.4% 48.5% 2013 2014 2015 2016 2017 2018 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Total Revenue Efficiency Ratio Pre-Provision Net Revenue(1)Revenue and Efficiency Ratio(1) CORE EARNINGS AND EFFICIENCY Note: All dollars in millions 1. Excludes merger-related expenses. Please refer to non-U.S. GAAP reconciliation in the appendix. 2. Assumes annualized total revenue and pre-provision net revenue (2)(2) (2)(2) (2)(2) Strong capital generation from pre-provision net revenue and operating efficiencies Since 2013: • Compound annual growth for total revenue of 42% and pre-provision net revenue of 49%(1)(2) • Efficiency ratio improved from 64.7% to 48.5%(1) (2) (2) $23.4 $33.6 $52.2 $79.0 $131.7 $192.3 $224.1 $235.0 $242.3 $390.9 $386.1 1.62% 1.84% 1.99% 2.19% 2.16% 1.96% 1.94% 2.03% 1.60% 1.92%1.92% 2013 2014 2015 2016 2017 2018 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Pre-Provision Net Revenue PPNR / Average Assets

14© 2021 Pacific Premier Bancorp, Inc. | All rights reserved 4.18% 4.21% 4.25% 4.48% 4.43% 4.44% 4.33% 4.24% 3.79% 3.54%3.61% 3.93% 4.09% 4.06% 4.20% 4.18% 4.24% 4.13% 4.08% 3.59% 3.23% 3.32% 2013 2014 2015 2016 2017 2018 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Reported Net Interest Margin Core Net Interest Margin NET INTEREST MARGIN 1. Please refer to non-U.S. GAAP reconciliation in appendix. Core net interest margin and core loan yield exclude accretion and other one-time adjustments. Reported and Core Net Interest Margin NIM increased in Q4 2020, primarily driven by lower cost of deposits and higher loan fees Loan Yields Cost of Deposits Factors Affecting Q4 2020 Net Interest Margin Increase Decrease (1) (1) 0.34% 0.34% 0.32% 0.28% 0.28% 0.51% 0.66% 0.48% 0.32% 0.20% 0.14% 2013 2014 2015 2016 2017 2018 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Cost of Deposits 5.59% 5.32% 5.39% 5.45% 5.31% 5.52% 5.54% 5.27% 4.77% 4.75% 4.88% 5.28% 5.18% 5.18% 5.13% 5.04% 5.31% 5.30% 5.08% 4.57% 4.41% 4.55% 2013 2014 2015 2016 2017 2018 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Reported Loan Yield Core Loan Yield

15© 2021 Pacific Premier Bancorp, Inc. | All rights reserved NIE & OPUS COST SAVINGS 1. Actual second half 2020 noninterest expense excludes merger-related expenses Pre-Merger Annual Noninterest Expense Pacific Premier Opus $160 $270 $430 $270 $120 Estimated Annual Noninterest Expense With Cost Savings Estimated 25% Cost Savings Actual 2H 2020 Noninterest Expense Annualized(1) $379 $390 Achieved greater than estimated cost savings during second half of 2020 • Estimated cost savings of 25% of Opus’ annual expense run rate; Q3 & Q4 2020 annualized NIE surpassed estimate • Cost savings were fully phased in at year-end

CECL & LOSS ABSORPTION CAPACITY

Updated economic forecast for CECL Model

- Utilized Moody's probability-weighted December economic forecast – model weightings unchanged from June and September 2020
- Unfunded commitments increase driven by higher loan commitments and composition

Allowance for Credit Losses + Fair Value Mark

(dollars in thousands)	Balance	% of Total Loans Held for Investment
Allowance for Credit Losses	$ 268,018	2.02%
Plus: Fair Value Mark on Acquired Loans(4)	113,769	0.85%
Total Allowance + Fair Value Mark(4)	**$ 381,787**	**2.86%**

Combined Loss Absorption Capacity

ACL Change Attributions ($ in millions)


$282.5
$3.8
($5.0)
$7.9
($27.2)
$6.1
$268.0
ACL Balance Sep 30, 2020
Economic Forecast
Qualitative Factor
Asset Quality
Loan Composition
Model Changes/ Other
ACL Balance Dec 31, 2020
Increase
Decrease

Allowance for Credit Losses by Loan Type

(dollars in thousands)	9/30/2020 ACL Balance	9/30/2020 % of Loans HFI (3)	12/31/2020 ACL Balance	12/31/2020 % of Loans HFI
Investor loans secured by real estate				
CRE non-owner occupied	$ 54,105	2.00%	$ 49,176	1.84%
Multifamily	67,336	1.31%	62,534	1.21%
Construction and land	15,557	4.60%	12,435	3.86%
SBA secured by real estate(1)	5,327	9.25%	5,159	9.00%
Business loans secured by real estate				
CRE owner-occupied	48,666	2.30%	50,517	2.39%
Franchise real estate secured	11,988	3.34%	11,451	3.29%
SBA secured by real estate(2)	6,160	7.32%	6,567	8.25%
Commercial loans				
Commercial and industrial	47,914	2.63%	46,964	2.66%
Franchise non-real estate secured	20,149	3.90%	20,525	4.61%
SBA non-real estate secured	951	5.68%	995	6.24%
Retail loans				
Single family residential	1,243	0.51%	1,204	0.52%
Consumer loans	3,107	6.90%	491	7.09%
ACL for Loans HFI	**$ 282,503**	**2.10%**	**$ 268,018**	**2.02%**
ACL for off-balance sheet commitments	21,522		31,118	
Total Allowance for Credit Losses	**$ 304,025**		**$ 299,136**	

1. SBA loans that are collateralized by hotel real property
2. SBA loans that are collateralized by real property other than hotel real property
3. Excludes PPP loans
4. Adds back the FV discount to the loans held for investment

© 2021 Pacific Premier Bancorp, Inc. | All rights reserved

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17© 2021 Pacific Premier Bancorp, Inc. | All rights reserved Branches 65% HOA 11% Pacific Premier Trust 9% Escrow & Specialty 14% Broker/ Wholesale 1% ATTRACTIVE DEPOSIT MIX 1. Quarterly average cost 2. As of December 31, 2020 • 90% of total deposits are non-maturity and 37% are noninterest-bearing demand • Deposit mix reflects our relationship-based business model Deposit Sources (% of Total) 0.58% 0.48% 0.32% 0.20% 0.14% Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Cost of Deposits(1) 88% 88% 89% 89% 90% Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Non-Maturity Deposits (% of Total Deposits) $16.2 Billion Balance % of Total Cost of Deposits(1) Weighted Avg Rate(2) (dollars in thousands) Noninterest-bearing demand 6,011,106$ 37% 0.00% 0.00% Interest-bearing demand 2,913,260 18% 0.09% 0.06% Money market and savings 5,662,969 35% 0.23% 0.22% Total non-maturity deposits 14,587,335 90% 0.11% 0.10% Retail certificates of deposit 1,471,512 9% 0.37% 0.83% Wholesale/brokered certificates of deposit 155,330 1% 0.54% 1.35% Total certificates of deposit 1,626,842 10% 0.39% 0.88% Total deposits 16,214,177$ 100% 0.14% 0.18% Q4 2020

HIGH QUALITY SECURITIES PORTFOLIO

Investment Securities as of December 31, 2020[1]



MBS
$833.5
21%
CMO
$513.4
13%
$3.9
Billion
Muni
Bonds
$1,446.0
37%
Treasuries
$32.5
1%
Agency
$690.4
17%
Corp
Notes
$415.3
11%

Liquid, highly-rated securities portfolio

- Investment securities AFS totaled $3.93 billion, or 20% of total assets, as of December 31, 2020
- Securities increased $330.4 million from the prior quarter, primarily driven by purchases of AAA-rated municipal, agency securities and collateralized mortgage obligations
- Q4 2020 average yield of 1.72%
- Portfolio effective duration of 5.0 years
- Net unrealized gain of $84.4 million
- Held-to-Maturity securities were $23.7 million as of December 31, 2020

Historical Balances and Yields



Period-end Balance
Average Balance
Average Yield
2.83%
2.74%
2.36%
1.73%
1.72%
$1,406
$1,445
$1,372
$1,503
$2,369
$1,792
$3,629
$3,284
$3,955
$3,965
4Q19
1Q20
2Q20
3Q20
4Q20

Summary of Credit Ratings[1]

	Muni	MBS	CMO	Agency	Corp Notes	Treasuries	Total	%
AAA	$960.0	$833.5	$513.4	$690.4	--	$32.5	$3,029.8	77.1%
AA	$485.1	--	--	--	--	--	$485.1	12.3%
A	$0.9	--	--	--	$188.6	--	$189.5	4.8%
BBB	--	--	--	--	$226.7	--	$226.7	5.8%
Total	$1,446.0	$833.5	$513.4	$690.4	$415.3	$32.5	$3,931.1	100%

1. Excludes securities classified as Held-to-Maturity, which totaled $23.7 million as of December 31, 2020

© 2021 Pacific Premier Bancorp, Inc. | All rights reserved

18

Loan Portfolio and Credit Quality

DIVERSIFIED LOAN PORTFOLIO

- **81% of loan portfolio is real estate secured**
- **Geographically diversified**

Loans by Type

Loans by Geography[4]



Investor real estate secured 62%
Business real estate secured 19%
Commercial 17%
Consumer 2%
Other CA 34%
Orange County 10%
Pac NW 11%
AZ 6%
Other States 10%
Los Angeles 29%

	As of December 31, 2020		
	Balance	**% of Total**	**Weighted Average Rate[1]**
Investor real estate secured			
CRE non-owner occupied	$ 2,675,085	20.2 %	4.35 %
Multifamily	5,171,356	39.1	4.04
Construction and land	321,993	2.4	5.60
SBA secured by real estate[2]	57,331	0.4	5.01
Total investor real estate secured	8,225,765	62.1	4.21
Business real estate secured			
CRE owner-occupied	2,114,050	16.0	4.45
Franchise real estate secured	347,932	2.6	5.07
SBA secured by real estate[3]	79,595	0.6	5.21
Total business real estate secured	2,541,577	19.2	4.56
Commercial			
Commercial and industrial	1,768,834	13.4	3.85
Franchise non-real estate secured	444,797	3.4	5.40
SBA non-real estate secured	15,957	0.1	5.62
Total commercial	2,229,588	16.8	4.16
Consumer			
Single family residential	232,574	1.8	4.28
Consumer	6,929	0.1	5.65
Total consumer	239,503	1.8	4.31
Total loans held for investment	**$ 13,236,433**	**100.0 %**	**4.27 %**

Note: All dollars in thousands
Note: SBA loans are unguaranteed portion and represent approximately 20% of principal balance for the respective borrower
1. As of December 31, 2020 and excludes the impact of fees, discounts and premiums
2. SBA loans that are collateralized by hotel real property
3. SBA loans that are collateralized by real property other than hotel real property
4. Based on state where primary real property collateral is located, if available, otherwise borrower address is used. All California information is for respective county

© 2021 Pacific Premier Bancorp, Inc. | All rights reserved

20

21© 2021 Pacific Premier Bancorp, Inc. | All rights reserved ASSET QUALITY TRENDS Nonperforming Assets (% of Total Assets) Past Due Loans (% of Total Loans) Classified Loans (% of Total Loans) Net Charge-offs (% of Loans) Asset quality trends remain positive in current economic environment $9.0 $21.1 $34.2 $27.5 $29.20.08% 0.18% 0.17% 0.14% 0.15% 4Q 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2020 Nonperforming Assets NPAs / Assets $19.1 $28.9 $38.2 $29.4 $13.3 0.22% 0.33% 0.25% 0.22% 0.10% 4Q 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2020 Past Due Loans PD Loans / Loans HFI $44.9 $54.1 $89.9 $136.7 $128.3 0.52% 0.62% 0.60% 1.02% 0.97% 4Q 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2020 Classified Loans Classified Loans / Loans HFI $2.3 $1.3 $4.7 $4.5 $6.40.03% 0.02% 0.04% 0.03% 0.05% 4Q 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2020 Net Charge-offs NCOs / Avg Loans

MODIFICATIONS CURRENT STATUS

Temporary loan modifications decreased to less than 1% of loans in Q4 2020

- Total modified loans were $79.5 million, or 0.6% of loans held for investment, as of December 31, 2020
- No extensions were in process as of December 31, 2020

Temporary Loan Modifications

	June 30, 2020			September 30, 2020			December 31, 2020		
(dollars in thousands)	Total Mods	Loans HFI	% of Loans HFI	Total Mods[2]	Loans HFI	% of Loans HFI	Total Mods	Loans HFI	% of Loans HFI
CRE Non-owner Occupied	$ 796,514	$ 2,783,692	28.6%	$ 127,282	$ 2,707,930	4.7%	$ 24,011	$ 2,675,085	0.9%
CRE NOO Office	176,093	764,677	23.0%	6,534	759,953	0.9%	-	756,052	0.0%
CRE NOO Retail	258,049	762,533	33.8%	13,427	749,649	1.8%	2,516	752,961	0.3%
CRE NOO Hotel	270,187	388,068	69.6%	93,833	341,974	27.4%	19,036	342,055	5.6%
CRE NOO Industrial & Other	92,185	868,414	10.6%	13,487	856,355	1.6%	2,459	824,016	0.3%
Franchise Loans	489,847	888,402	55.1%	26,389	875,309	3.0%	28,675	792,728	3.6%
Commercial & Industrial	91,558	2,051,313	4.5%	2,165	1,820,995	0.1%	3,195	1,768,834	0.2%
SBA[1]	-	166,081	0.0%	8,501	158,484	5.4%	4,955	152,883	3.2%
CRE Owner Occupied	363,104	2,170,154	16.7%	38,507	2,119,788	1.8%	8,646	2,114,051	0.4%
Construction & Land	-	357,426	0.0%	-	337,872	0.0%	-	321,993	0.0%
Multifamily	492,261	5,225,557	9.4%	31,864	5,142,069	0.6%	9,420	5,171,357	0.2%
SFR and other	11,690	311,479	3.8%	3,026	288,393	1.0%	564	239,503	0.2%
Total[1]	**$ 2,244,974**	**$13,954,104**	**16.1%**	**$ 237,735**	**$ 13,450,840**	**1.8%**	**$ 79,466**	**$13,236,433**	**0.6%**

1. Excludes PPP Loans
2. Total mods as of September 30, 2020 included $119.4 million of in-process, potential loan modifications, of which $101.7 million were previously modified loans

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23© 2021 Pacific Premier Bancorp, Inc. | All rights reserved 3.23% 1.65% 0.15% 4.21% 0.38% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 PPBI Peer Median CREDIT RISK MANAGEMENT Credit quality has historically outperformed peers, including the 2008-2012 credit cycle Nonperforming Assets to Total Assets Comparison CNB Failed- Bank Acquisition 2/11/11 PDNB Failed- Bank Acquisition 4/27/12 Note: Peer group consists of Western region banks and thrifts with total assets between $5 billion and $50 billion as of September 30, 2020

24© 2021 Pacific Premier Bancorp, Inc. | All rights reserved CRE TO CAPITAL CONCENTRATION RATIO Note: Prior to 2020, CRE Concentration Ratio defined as (Non-owner Occupied CRE + Construction + Multifamily) / Total Risk-based Capital 1. CRE Concentration Ratio in 2020 defined as (Non-owner Occupied CRE + Construction + Multifamily) / (Tier 1 Capital + ACL attributable to loans) CRE Concentration Ratio(1) 627% 499% 415% 372% 310% 349% 316% 336% 362% 352% 365% 376% 389% 340% 336% 287% 287% 275% 356% 341% 342% 332% 326% 306% 285% 385% 363% 352% 0% 200% 400% 600% 800% Decreased Managed Growth Grandpoint Acquisition Experience in managing CRE concentrations well in excess of 300% • CRE concentrations are well-managed across the organization, and semi annually stress tested Opus Acquisition

PPBI Culture and Governance

26© 2021 Pacific Premier Bancorp, Inc. | All rights reserved CULTURE AT PACIFIC PREMIER BANK Our culture is defined by our Success Attributes

COMMITMENT TO ESG

We are focused on transparency and continuous improvement in ESG

Environmental

Current environmental initiatives aim to improve disclosures, evaluate climate risk, and reduce our environmental impact

- Early stages of developing a framework of the environmental impact of our loan standards as well as analyzing and assessing climate risk to our loan portfolio
- Currently evaluating the adoption of a formal environmental disclosure framework, including the Sustainability Accounting Standards Board ("SASB") and the Task Force on Climate-related Financial Disclosures ("TCFD") methodologies

Social[1]

Our employees actively volunteer and support non-profit organizations and other community organizations to strengthen and empower the communities we serve

Community Partnerships and Support

9,100 Volunteer Hours

300+ Community Partnerships

COVID-19 Relief Efforts

$576 million of investments and loans in **7,337** affordable housing units

Social Justice Initiatives

68% of charitable giving benefited minority communities

Governance

Our full Board is responsible for overseeing ESG and corporate social responsibility efforts throughout our organization

High-Quality Governance Structure

2 ISS Governance QualityScore

Alignment to the UN Sustainable Development Goals

Our ESG initiatives and the support we give to organizations in our communities help us align to several UN SDGs



1 NO POVERTY
2 ZERO HUNGER
3 GOOD HEALTH AND WELL-BEING
4 QUALITY EDUCATION
7 AFFORDABLE AND CLEAN ENERGY
8 DECENT WORK AND ECONOMIC GROWTH
11 SUSTAINABLE CITIES AND COMMUNITIES

Commitment to Continuous Improvement

- To further enhance our ESG efforts, in 2019 **we commenced a formal ESG assessment** to review our ESG activities, identify opportunity areas and mitigate ESG-related risks
- In 2020, we have continued our ESG efforts and began initiatives to **strengthen our ESG policies and tracking systems** to ensure effective reporting on an ongoing basis
- We created the role of **Corporate Social Responsibility Officer** and filled the position in Q4 2020 specifically to allocate resources to making further progress toward our ESG goals

1. Community Partnerships and Support, COVID-19 Relief Efforts, and Social Justice Initiatives data is for the 12-month period ended December 31, 2020

© 2021 Pacific Premier Bancorp, Inc. | All rights reserved

27

OUR COVID-19 RESPONSE

Employee safety, supporting clients, and strengthening PPBI for the long-term

Employees

- Activated our Business Continuity Program, Pandemic Preparedness Plan, and daily leadership calls
- Branches remained open with reduced hours, lobbies with drive-throughs closed, social distancing measures exercised to keep employees and clients safe
- Company-wide PPE provisions, cleaning protocols, reconfiguration of corporate HQ and branches to keep employees safe; rapid COVID-19 testing provided monthly for all employees and their partners
- Special appreciation bonus and increased benefits; branch employees paid full-time for partial days worked
- Hourly employees awarded 4-hour pay allocation to receive COVID-19 vaccination when available

Clients

- Waived up to 5 non-sufficient funds / overdraft fees per month and early withdrawal fees on CDs, provided ATM fee waivers and increased daily cash withdrawal limits on ATM / Debit Cards
- Closed 3,851 PPP loans, resulting in the retention of 122,803 jobs
- Incorporated legislative, regulatory and accounting guidelines to establish COVID-19 modification program

Loan Portfolio

- Consistently monitored and analyzed the loan portfolio to identify potential at-risk segments
- Monitored line of credit draws for deviations from normal activity
- Held discussions with clients, analyzing the impact and utilizing government programs where appropriate
- Designed a thoughtful loan modification program and granted accommodations on $2.3 billion of loans

Capital and Liquidity

- Ensured we remain well capitalized across all regulatory capital ratios
- Temporarily suspended stock buyback program and maintained quarterly cash dividend rate[1]
- Ensured ample balance sheet liquidity, access to additional borrowing capacity and strong net income

1. New stock repurchase program announced on January 12, 2021. Quarterly dividend rate increased on October 27, 2020.

© 2021 Pacific Premier Bancorp, Inc. | All rights reserved

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29© 2021 Pacific Premier Bancorp, Inc. | All rights reserved Our Board continues to strengthen our corporate governance practices to enhance long-term shareholder value Board Independence • Lead Independent Director • Independent Board (9 of 10 directors are independent) • All Board committees composed of independent directors • Independent directors conduct regular executive sessions led by the Lead Independent Director Board Practices • Annual Board and committee assessments • Risk oversight and strategic planning by full Board and committees • Outside Board service limited to three additional Boards • Board has direct access to all of our Senior Executive Officers Board Accountability • Annual election of all directors • Majority vote standard in place (uncontested elections) • Shareholders have the ability to call a special meeting with 10% support • Shareholder engagement program with feedback incorporated into Board deliberations Stock Ownership / Compensation • Robust stock ownership guidelines for all Directors and Named Executive Officers • Clawback policy in place • Maintain restrictions on hedging and pledging shares of our stock • Double trigger vesting provisions in place CORPORATE GOVERNANCE

30© 2021 Pacific Premier Bancorp, Inc. | All rights reserved Commitment to regular refreshment to evolve our Board in line with our strategy Process Overview • Our Board is committed to annually reviewing the appropriate skills and characteristics required of directors and making recommendations for potential nominees • The Board also believes that diversity and inclusion in various respects is extremely important (currently 3 independent directors are female) and is mindful of this need as candidates are considered to fill current Board vacancies Key Selection Criteria  Integrity and independence  Composition of the board should reflect sensitivity to the need for diversity with respect to gender, ethnic background and experience  Substantial accomplishments, and prior or current association with institutions noted for their excellence  Demonstrated leadership ability, with broad experience, diverse perspectives and the ability to exercise sound business judgment  An ability to make a significant and immediate contribution to the Board’s discussions and decision-making  Background and experience of candidates, particularly in areas important to the operation of the Company  Special skills, expertise or background that add to and complement the range of skills experiences and backgrounds  Career success that demonstrates the ability to make the kind of important and sensitive judgments that the Board is called upon to make  Availability and energy necessary to perform his or her duties as a director Our Process in Action Four Independent Directors Added Since 2018 • M. Christian Mitchell Prior Senior Partner, Deloitte • Barbara Polsky Partner Manatt, Phelps & Phillips, LLP • Jaynie Studenmund Prior Head of Retail & Business Banking, First Interstate Bank, Great Western Bank, and Home Savings • Richard Thomas Prior EVP and CFO, CVB Financial Corporation BOARD REFRESHMENT & EVALUATION PROCESS

31© 2021 Pacific Premier Bancorp, Inc. | All rights reserved PPBI INVESTMENT THESIS  We have maintained a strong credit culture in both good times and bad  Emphasis on risk management has been and continues to be a key strength of our organization  Highly experienced and respected bank acquirer – 11 successful acquisitions since 2011  Financial results remain solid – strong capital ratios and core earnings  Our culture differentiates us and drives fundamentals for all stakeholders  We believe we are well-positioned to take advantage of opportunities that arise from this economic crisis  Shareholder value is our key focus – building long-term value for our owners  Diverse Board advising on strategy, overseeing risk and ESG, and supporting long-term value creation

Appendix Material

NON-U.S. GAAP FINANCIAL MEASURES

Tangible common equity to tangible assets (the "tangible common equity ratio") and tangible book value per share are non-U.S. GAAP financial measures derived from U.S. GAAP-based amounts. We calculate the tangible common equity ratio by excluding the balance of intangible assets from common stockholders' equity and dividing by tangible assets. We calculate tangible book value per share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which we calculate by dividing common stockholders' equity by common shares outstanding. We believe that this information is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios. Accordingly, we believe that these non-U.S. GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios. However, these non-U.S. GAAP financial measures are supplemental and are not a substitute for an analysis based on U.S. GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-U.S. GAAP measure of tangible common equity ratio to the U.S. GAAP measure of common equity ratio and tangible book value per share to the U.S. GAAP measure of book value per share are set forth below.

	As of December 31,								
	2010	2011	2012	2013	2014	2015	2016	2017	2018
Total stockholders' equity	$ 78,602	$ 86,777	$ 134,517	$ 175,226	$ 199,592	$ 298,980	$ 459,740	$ 1,241,996	$ 1,969,697
Less: Intangible assets	-	2,069	2,626	24,056	28,564	58,002	111,941	536,343	909,282
Tangible common equity	**$ 78,602**	**$ 84,708**	**$ 131,891**	**$ 151,170**	**$ 171,028**	**$ 240,978**	**$ 347,799**	**$ 705,653**	**$ 1,060,415**
Total assets	$ 826,816	$ 961,128	$ 1,173,792	$ 1,714,187	$ 2,038,897	$ 2,790,646	$ 4,036,311	$ 8,024,501	$ 11,487,387
Less: Intangible assets	-	2,069	2,626	24,056	28,564	58,002	111,941	536,343	909,282
Tangible assets	**$ 826,816**	**$ 959,059**	**$ 1,171,166**	**$ 1,690,131**	**$ 2,010,333**	**$ 2,732,644**	**$ 3,924,370**	**$ 7,488,158**	**$ 10,578,105**
Tangible common equity ratio	**9.51%**	**8.83%**	**11.26%**	**8.94%**	**8.51%**	**8.82%**	**8.86%**	**9.42%**	**10.02%**
Basic shares outstanding	10,033,836	10,337,626	13,661,648	16,656,279	16,903,884	21,570,746	27,798,283	46,245,050	62,480,755
Book value per share	$ 7.83	$ 8.39	$ 9.85	$ 10.52	$ 11.81	$ 13.86	$ 16.54	$ 26.86	$ 31.52
Less: Intangible book value per share	-	0.20	0.19	1.44	1.69	2.69	4.03	11.60	14.55
Tangible book value per share	**$ 7.83**	**$ 8.19**	**$ 9.65**	**$ 9.08**	**$ 10.12**	**$ 11.17**	**$ 12.51**	**$ 15.26**	**$ 16.97**

	As of							
	March 31, 2019	June 30, 2019	September 30 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Total stockholders' equity	$ 2,007,064	$ 1,984,456	$ 1,988,998	$ 2,012,594	$ 2,002,917	$ 2,654,647	$ 2,688,085	$ 2,746,649
Less: Intangible assets	904,846	900,162	895,885	891,634	887,671	995,716	988,446	984,076
Tangible common equity	**$ 1,102,218**	**$ 1,084,294**	**$ 1,093,113**	**$ 1,120,960**	**$ 1,115,246**	**$ 1,658,931**	**$ 1,699,639**	**$ 1,762,573**
Total assets	$ 11,580,495	$ 11,783,781	$ 11,811,497	$ 11,776,012	$ 11,976,209	$ 20,517,074	$ 19,844,240	$ 19,736,544
Less: Intangible assets	904,846	900,162	895,885	891,634	887,671	995,716	988,446	984,076
Tangible assets	**$ 10,675,649**	**$ 10,883,619**	**$ 10,915,612**	**$ 10,884,378**	**$ 11,088,538**	**$ 19,521,358**	**$ 18,855,794**	**$ 18,752,468**
Tangible common equity ratio	**10.32%**	**9.96%**	**10.01%**	**10.30%**	**10.06%**	**8.50%**	**9.01%**	**9.40%**
Basic shares outstanding	62,773,299	60,509,994	59,364,340	59,506,057	59,975,281	94,350,902	94,375,521	94,483,136
Book value per share	$ 31.97	$ 32.80	$ 33.50	$ 33.82	$ 33.40	$ 28.14	$ 28.48	$ 29.07
Less: Intangible book value per share	14.41	14.88	15.09	14.98	14.80	10.55	10.47	10.42
Tangible book value per share	**$ 17.56**	**$ 17.92**	**$ 18.41**	**$ 18.84**	**$ 18.60**	**$ 17.58**	**$ 18.01**	**$ 18.65**

Note: All dollars in thousands, except per share data

© 2021 Pacific Premier Bancorp, Inc. | All rights reserved

33

34© 2021 Pacific Premier Bancorp, Inc. | All rights reserved NON-U.S. GAAP FINANCIAL MEASURES Note: All dollars in thousands 1. Annualized Return on average tangible common equity is a non-U.S. GAAP financial measure derived from U.S. GAAP-based amounts. We calculate this figure by excluding CDI amortization expense and excluding the average CDI and average goodwill from the average stockholders’ equity during the period. We believe that this non-U.S. GAAP financial measure provides information that is important to investors and that is useful in understanding our performance. This non-U.S. GAAP financial measure is supplemental and is not a substitute for an analysis based on U.S. GAAP measures. As companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the U.S. GAAP measure of return on average equity to the non-U.S. GAAP measure of return on average tangible common equity is set forth below. 12/31/2020 9/30/2020 12/31/2019 Net Income (loss) 67,136$ 66,566$ 41,098$ Plus: amortization of intangible assets expense 4,505 4,538 4,247 Less: amortization of intangible assets expense tax adjustment 1,288 1,301 1,218 Net income (loss) for average tangible common equity 70,353$ 69,803$ 44,127$ Average stockholders' equity 2,710,509$ 2,689,867$ 2,004,815$ Less: average intangible assets 88,216 92,768 85,901 Less: average goodwill 898,434 898,430 808,322 Average tangible common equity 1,723,859$ 1,698,669$ 1,110,592$ Return on average equity(1) 9.91% 9.90% 8.20% Return on average tangible common equity(1) 16.32% 16.44% 15.89% Three Months Ended,

NON-U.S. GAAP FINANCIAL MEASURES

For periods presented below, efficiency ratio is a non-U.S. GAAP financial measure derived from U.S. GAAP-based amounts. This figure represents the ratio of noninterest expense less other real estate owned operations, amortization of intangible assets expense, and merger-related expense to the sum of net interest income before provision for loan losses and total noninterest income, less gain/(loss) on sale of securities, OTTI impairment - securities, gain/(loss) on sale of other real estate owned, and gain/(loss) from debt extinguishment. Management believes that the exclusion of such items from this financial measures provides useful information to gain an understanding of the operating results of our core business. This non-U.S. GAAP financial measure is supplemental and is not a substitute for an analysis based on U.S. GAAP measures. As companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures reported by other companies. A calculation of the non-U.S. GAAP measure of efficiency ratio is set forth below.

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020
Total noninterest expense	$ 50,815	$ 54,938	$ 73,332	$ 98,063	$ 167,958	$ 249,905	$ 259,065	$ 66,631	$ 115,970	$ 98,579	$ 99,939
Less: amortization of intangible assets expense	764	1,014	1,350	2,039	6,144	13,594	17,245	3,965	4,066	4,538	4,505
Less: Merger-related expense	6,926	1,490	4,799	4,388	21,002	18,454	656	1,724	39,346	2,988	5,071
Less: Other real estate owned operations, net	618	75	121	385	72	4	160	14	9	(17)	(5)
Noninterest expense, adjusted	**$ 42,507**	**$ 52,359**	**$ 67,062**	**$ 91,251**	**$ 140,740**	**$ 217,853**	**$ 241,004**	**$ 60,928**	**$ 72,549**	**$ 91,070**	**$ 90,368**
Net interest income	$ 58,444	$ 73,635	$ 106,299	$ 153,075	$ 247,502	$ 392,711	$ 447,301	$ 109,175	$ 130,292	$ 166,546	$ 168,198
Add: Total noninterest income	8,811	13,377	14,388	19,602	31,114	31,027	35,236	14,475	6,898	26,758	23,194
Less: Net gain (loss) from investment securities	1,544	1,547	290	1,797	2,737	1,399	8,571	7,760	(21)	1,141	5,002
Less: OTTI impairment - securities	(4)	(29)	-	(205)	1	4	2	-	-	1	1
Less: Net gain (loss) from other real estate owned	-	-	-	-	46	281	52	-	(55)	13	(70)
Less: Net gain (loss) from debt extinguishment	-	-	-	-	-	-	(612)	-	-	-	-
Revenue, adjusted	**$ 65,715**	**$ 85,494**	**$ 120,397**	**$ 171,085**	**$ 275,832**	**$ 422,054**	**$ 474,524**	**$ 115,890**	**$ 137,266**	**$ 192,149**	**$ 186,459**
Efficiency Ratio	**64.7%**	**61.3%**	**55.9%**	**53.6%**	**51.0%**	**51.6%**	**50.8%**	**52.6%**	**52.9%**	**47.4%**	**48.5%**

Note: All dollars in thousands

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35

NON-U.S. GAAP FINANCIAL MEASURES

Pre-provision net revenue is a non-U.S. GAAP financial measure derived from U.S. GAAP-based amounts. We calculate pre-provision net revenue by excluding income tax, provision for credit losses, and merger related expenses from the net income. Management believes that the exclusion of such items from this financial measures provides useful information to gain an understanding of the operating results of our core business. This non-U.S. GAAP financial measure is supplemental and is not a substitute for an analysis based on U.S. GAAP measures. As companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures reported by other companies. A calculation of the non-U.S. GAAP measure of pre-provision net revenue is set forth below.

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020
Interest income	$ 63,800	$ 81,339	$ 118,356	$ 166,605	$ 270,005	$ 448,423	$ 526,107	$ 123,789	$ 144,122	$ 181,991	$ 180,824
Interest expense	5,356	7,704	12,057	13,530	22,503	55,712	78,806	14,614	13,830	15,445	12,626
Net interest income	58,444	73,635	106,299	153,075	247,502	392,711	447,301	109,175	130,292	166,546	168,198
Noninterest income	8,811	13,377	14,388	19,602	31,114	31,027	35,236	14,475	6,898	26,758	23,194
Revenue	67,255	87,012	120,687	172,677	278,616	423,738	482,537	123,650	137,190	193,304	191,392
Noninterest expense	50,815	54,938	73,332	98,063	167,958	249,905	259,065	66,631	115,970	98,579	99,939
Add: Merger related expense	6,926	1,490	4,799	4,388	21,002	18,454	656	1,724	39,346	2,988	5,071
Pre-provision net revenue	**$ 23,366**	**$ 33,564**	**$ 52,154**	**$ 79,002**	**$ 131,660**	**$ 192,287**	**$ 224,128**	**$ 58,743**	**$ 60,566**	**$ 97,713**	**$ 96,524**
Pre-provision net revenue (annualized)	**$ 23,366**	**$ 33,564**	**$ 52,154**	**$ 79,002**	**$ 131,660**	**$ 192,287**	**$ 224,128**	**$ 234,972**	**$ 242,264**	**$ 390,852**	**$ 386,096**
Average Assets	**$ 1,441,555**	**$ 1,827,935**	**$ 2,622,476**	**$ 3,601,411**	**$ 6,094,883**	**$ 9,794,917**	**$11,546,912**	**$11,591,336**	**$15,175,310**	**$20,366,761**	**$20,059,893**
PPNR / Average Assets	**1.62%**	**1.84%**	**1.99%**	**2.19%**	**2.16%**	**1.96%**	**1.94%**	**0.51%**	**0.40%**	**0.48%**	**0.48%**
PPNR / Average Assets (annualized)	**1.62%**	**1.84%**	**1.99%**	**2.19%**	**2.16%**	**1.96%**	**1.94%**	**2.03%**	**1.60%**	**1.92%**	**1.92%**

Note: All dollars in thousands
1. Annualized

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36

NON-U.S. GAAP FINANCIAL MEASURES

Core net interest income and core net interest margin are non-U.S. GAAP financial measures derived from U.S. GAAP-based amounts. We calculate core net interest income by excluding scheduled accretion income, accelerated accretion income, premium amortization on CD and nonrecurring nonaccrual interest paid from net interest income. The core net interest margin is calculated as the ratio of core net interest income to average interest-earning assets. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.

Core loan interest income and core loan yields are non-U.S. GAAP financial measures derived from U.S. GAAP-based amounts. We calculate core loan interest income by excluding scheduled accretion income, accelerated accretion income and nonrecurring nonaccrual interest paid from loan interest income. The core loan yield is calculated as the ratio of core loan interest income to average loans. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020
Net interest income	$ 58,444	$ 73,635	$ 106,299	$ 153,075	$ 247,502	$ 392,711	$ 111,406	$ 110,641	$ 112,335	$ 112,919	$ 109,175	$ 130,292	$ 166,546	$ 168,198
Less: Accretion income	3,241	1,927	4,387	9,178	12,901	16,082	3,805	4,950	6,026	5,828	4,105	5,848	12,196	11,031
Less: Premium amortization on CD	139	143	200	411	969	1,551	201	124	124	72	63	1,054	2,968	2,358
Less: Nonrecurring nonaccrual interest paid	-	-	-	-	-	-	161	107	37	168	-	(142)	(275)	322
Core net interest income	**$ 55,064**	**$ 71,565**	**$ 101,712**	**$ 143,486**	**$ 233,632**	**$ 375,078**	**$ 107,239**	**$ 105,460**	**$ 106,148**	**$ 106,851**	**$ 105,007**	**$ 123,532**	**$ 151,657**	**$ 154,487**
Average interest-earning assets	**$ 1,399,806**	**$ 1,750,871**	**$ 2,503,009**	**$ 3,414,847**	**$ 5,583,774**	**$ 8,836,075**	**$ 10,339,248**	**$ 10,363,988**	**$ 10,228,878**	**$ 10,347,009**	**$ 10,363,570**	**$ 13,831,914**	**$ 18,707,605**	**$ 18,519,437**
Net interest margin	**4.18%**	**4.21%**	**4.25%**	**4.48%**	**4.43%**	**4.44%**	**4.37%**	**4.28%**	**4.36%**	**4.33%**	**4.24%**	**3.79%**	**3.54%**	**3.61%**
Core net interest margin	**3.93%**	**4.09%**	**4.06%**	**4.20%**	**4.18%**	**4.24%**	**4.21%**	**4.08%**	**4.12%**	**4.10%**	**4.08%**	**3.59%**	**3.23%**	**3.32%**

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020
Loan interest income	$ 58,089	$ 75,751	$ 111,097	$ 157,935	$ 251,027	$ 415,410	$ 121,476	$ 121,860	$ 122,974	$ 119,353	$ 113,265	$ 133,339	$ 167,455	$ 163,499
Less: Loan accretion	3,241	1,927	4,387	9,178	12,901	16,082	3,805	4,950	6,026	5,828	4,105	5,848	12,196	11,031
Less: Nonrecurring nonaccrual interest paid	-	-	-	-	-	-	161	107	37	168	-	(142)	(275)	322
Core loan interest income	**$ 54,848**	**$ 73,824**	**$ 106,710**	**$ 148,757**	**$ 238,126**	**$ 399,328**	**$ 117,510**	**$ 116,803**	**$ 116,911**	**$ 113,357**	**$ 109,160**	**$ 127,633**	**$ 155,534**	**$ 152,146**
Average loans	**$ 1,039,654**	**$ 1,424,727**	**$ 2,061,788**	**$ 2,900,379**	**$ 4,724,808**	**$ 7,527,004**	**$ 8,867,159**	**$ 8,779,440**	**$ 8,728,536**	**$ 8,700,690**	**$ 8,645,252**	**$ 11,242,721**	**$ 14,034,868**	**$ 13,315,810**
Loan yield	**5.59%**	**5.32%**	**5.39%**	**5.45%**	**5.31%**	**5.52%**	**5.56%**	**5.57%**	**5.59%**	**5.44%**	**5.27%**	**4.77%**	**4.75%**	**4.88%**
Core loan yield	**5.28%**	**5.18%**	**5.18%**	**5.13%**	**5.04%**	**5.31%**	**5.37%**	**5.34%**	**5.31%**	**5.17%**	**5.08%**	**4.57%**	**4.41%**	**4.55%**

Note: All dollars in thousands

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